UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

ARCH THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54986	46-0524102
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

235 Walnut Street, Suite 6
Framingham, Massachusetts	01702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 431-2313

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N|A	N|A	N|A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On December 30, 2021, Jim Sulat notified the board of directors (the “Board”) of Arch Therapeutics, Inc. (the “Company”) that he will resign as a member of the Board effective December 31, 2021. There are no disagreements of any kind between the Company and Mr. Sulat related to his resignation as a director or otherwise.

Appointment of New Director

On December 31, 2021, the Board appointed Guy L. Fish, age 62, to serve as a director of the Company, effective immediately.

Dr. Fish is currently employed by the Greater Lawrence Family Health Centers, a nationally recognized Federally Qualified Health Center, where he has served as the Chief Executive Officer since 2021. Dr. Fish is also the President and Co-Founder of Ivy Consulting Partners, Inc., a boutique consultancy focused on healthcare, corporate and leadership development, and business strategy, a role he has held since 1999. Dr. Fish served as the Chief Executive Officer at Cellanyx LLC, a cancer diagnostic company, from 2019 to 2020. From 2002 to 2021, Dr. Fish served in various executive positions at Fletcher Spaght, Inc., a strategy management firm focused on health care innovator companies. From 2006 to 2019, Dr. Fish served as an investor and Senior Vice President at Fletcher Spaght Ventures. Dr. Fish has served as a member of the board of directors of Etiometry, Inc. since 2019, PhaseBio Pharmaceuticals, Inc. (NASDAQ:PHAS) from 2009 to 2018, and Metabolon, Inc. from 2010 to 2017. Dr. Fish holds an MBA degree from Yale University School of Management and a M.D. degree from Yale University School of Medicine. Dr. Fish holds a bachelor’s degree in biochemistry from Harvard University. The Company believes that Dr. Fish is qualified to serve on the Board as a result of his extensive leadership experience in the medical field, as well as his record of accomplishment in business strategy and operations.

In connection with his appointment to the Board, the Board granted Dr. Fish stock options to purchase 250,000 shares of the Company’s common stock, which vest monthly on each of the first 36 monthly anniversaries of the grant date and are exercisable at $0.095 per share. Dr. Fish will receive an annual retainer of $25,000 for his service on the Board, an additional $2,500 for any standing committee of the Board on which he serves as chair, and an additional $5,000 if Dr. Fish serves as chair of the Board, up to a maximum of $30,000 per year, payable in cash or stock.

There are no arrangements or understandings pursuant to which Dr. Fish was appointed as a director, and there are no related party transactions between the Company and Dr. Fish reportable under Item 404(a) of Regulation S-K.

A copy of the press release announcing Dr. Fish’s appointment to the Board is filed as Exhibit 99.01 to, and incorporated by reference in, this report.

Item 9.01            Financial Statements and Exhibit

(d) The following exhibits are being filed herewith:

Exhibit                  Description

99.1                  Press Release issued by Arch Therapeutics, Inc. on January 4, 2022.

104                  Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH THERAPEUTICS, INC.

Dated: January 4, 2022	By:	/s/ Terrence W. Norchi, M.D.
Name: Terrence W. Norchi, M.D.
Title: President, Chief Executive Officer